UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2015

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 3.02 is incorporated under this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities.

On July 9, 2015, Ecosphere Technologies, Inc. (the “Company”) and Brisben Water Solutions, LLC (the “Lender”) entered into a loan arrangement pursuant to which the Lender loaned the Company $250,000 in exchange for (i) a 10% secured convertible promissory note (the “Note”) due September 12, 2015 convertible at $0.115 per share, (ii) a warrant to purchase 4,347,826 shares of the Company’s common stock exercisable at $0.115 per share, and (iii) 2.5% of the limited liability company interests held by the Company in Ecosphere Mining, LLC, a Delaware limited liability company and the Company’s subsidiary.  The Note is secured by a first lien on 25% of the limited liability company interests held by the Company in Ecosphere Mining, LLC. In addition, the Note is secured by collateral the Lender previously had on other notes evidencing prior loans totaling $1,750,000, consisting of the Company’s Ecos PowerCube® unit, the Company’s Ecos GrowCube™ unit, the Company’s patent on the Ecos PowerCube® unit, the Company’s patent pertaining to the Company’s technology related to treating the waters of Lake Okeechobee, a patent pending on the Company’s Ecos GrowCube™ unit, and the right to proceeds from any sale of the Company’s interest in Fidelity National Environmental Solutions, LLC (collectively, the security interests are the “Collateral”). In the event of any sale of the Collateral upon a default under the Note or any of the Company’s prior notes held by the Lender, which are also secured by the Collateral, the Company would be entitled to any proceeds remaining after satisfaction of any amounts outstanding under the Note, the prior notes held by the Lender, and related costs.

The Note and warrants described above were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Securities Purchase Agreement, dated as of June 18, 2015
10.2	Convertible Promissory Note due September 12, 2015
10.3	Warrant, dated as of June 18, 2015
10.4	Security Agreement, dated as of June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: July 15, 2015